UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 13, 2012

STREAM GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33739	26-0420454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 William Street, Suite 310, Wellesley, Massachusetts		02481
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (781) 304-1800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Lacey Separation Agreement

On March 13, 2012, Stream Global Services, Inc. (the “Company”) entered into a separation agreement with Dennis J. Lacey in connection with Mr. Lacey’s resignation as the Company’s Executive Vice President and Chief Financial Officer on March 13, 2012 (the “Separation Agreement”).

The Separation Agreement provides that, subject to the terms and conditions set forth therein, the Company will pay Mr. Lacey his Management Incentive Plan (“MIP”) bonus for the 2011 calendar year at the time the Company pays its executives 2011 MIP bonuses. In addition, the Separation Agreement contains non-solicitation obligations for a one-year period following the Separation Date, confidentiality and non-disparagement provisions, and a release of the Company, subject to the terms set forth therein.

Principal Financial Officer

In conjunction with Mr. Lacey’s resignation as the Company’s Executive Vice President and Chief Financial Officer, on March 13, 2012, Kathryn Marinello assumed responsibilities as the Company’s interim principal financial officer. Ms. Marinello, age 55, has served as the Company’s Chairman and Chief Executive Officer since August 2010. Prior to joining the Company, from June 2010 to August 2010, Ms. Marinello served as a senior advisor and consultant to Ares Management LLC and Providence Equity Partners L.L.C., private equity firms that indirectly own approximately 51.5% and 19.2%, respectively, of the outstanding common stock of the Company. Ms. Marinello served as Chairman and CEO of Ceridian Corporation, a human resources outsourcing company, from October 2006 to January 2010. Prior to Ceridian, Ms. Marinello served as President and CEO of GE Fleet Services of GE Capital, a fleet leasing and management services company, from October 2002 to October 2006. Ms. Marinello has served as a member of the board of directors of the General Motors Corporation since June 2007.

Amendment to Hopkins Employment Agreement

On March 14, 2012, the Company entered into a letter agreement to amend the Employment Agreement, dated as of June 27, 2011, between the Company and Gregory Hopkins, the Company’s Executive Vice President of Global Sales (the “Hopkins Amendment”). The Hopkins Amendment amends certain provisions of Mr. Hopkins’s employment agreement and provides that Mr. Hopkins will be eligible to receive an annual bonus in a target amount of 100% of Mr. Hopkins’s base salary, determined by the achievement of certain objectives set by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) from time to time. The foregoing description is qualified in its entirety by the complete text of the Hopkins Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

2011 Management Incentive Plan Awards

On March 14, 2012, the Compensation Committee authorized payment of cash bonuses under the Company’s 2011 Management Incentive Plan (“2011 MIP”) to 2011 MIP participants, including the Company’s executive officers. The Company’s named executive officers (as determined in the Company’s 2011 proxy statement) who were awarded bonuses are identified in the table below, with the bonus amounts awarded to each individual.

Amount of Award
Kathryn V. Marinello Chairman, President and Chief Executive Officer	$913,000
Dennis J. Lacey (1) Former EVP and Chief Financial Officer	$231,000
Robert Dechant (2) Former EVP of Global Sales and Marketing	$98,992

(1)	Mr. Lacey ceased serving as the Company’s EVP and Chief Financial Officer on March 13, 2012. Mr. Lacey was awarded the bonus in accordance with the terms of his Separation Agreement.

(2)	Mr. Dechant ceased serving as the Company’s EVP of Global Sales and Marketing on June 14, 2011. Mr. Dechant was awarded the bonus in accordance with the terms of his separation agreement with the Company. The bonus listed represents the pro rata portion of the bonus earned during his employment with the Company in 2011.

2012 Management Incentive Plan

On March 14, 2012, the Compensation Committee adopted a 2012 Management Incentive Plan (the “2012 MIP”) for managers and above within the Company’s SG&A function, including the Company’s executive officers (except for the EVP of Global Sales). Participants are entitled to earn annual cash bonuses under the 2012 MIP based on achievement of the Company’s revenue plan, the Company’s customer value pass rate goals, and, except with respect to the Company’s executive officers, individual performance. No payments under the 2012 MIP will be made unless the Company achieves a minimum in adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) for fiscal year 2012, as calculated pursuant to the terms of the 2012 MIP.

The amounts payable to participants under the 2012 MIP are based on a percentage of a participant’s base salary, with a target bonus for participating executive officers of 60% (100% for the Chief Executive Officer) of such participant’s base salary. The annual target bonus amount will vary depending on the Company’s Adjusted EBITDA for fiscal year 2012, and will range from 60% to 130% of a participant’s annual target bonus, assuming the minimum Adjusted EBITDA is achieved.

In addition, the terms of the 2012 MIP provide that the Company’s Chief Executive Officer, subject to approval and ratification by the Compensation Committee, during or following completion of the 2012 calendar year, may recommend increases to the bonus pool (up to 20%) based upon factors such as (1) overachievement of Adjusted EBITDA targets for 2012, (2) efforts that position the Company for potential expansion in future years regarding revenue and/or margins, and (3) superior performance by individuals meriting incentive compensation beyond their stated merit bonus percentage.

2012 EVP Global Sales Compensation Plan

On March 14, 2012, the Compensation Committee approved the 2012 EVP Global Sales Compensation Plan (“2012 SCP”), pursuant to which Mr. Hopkins will receive an annual bonus amount based upon the Company’s achievement of (a) revenue targets and (b) Adjusted EBITDA targets during the 2012 calendar year.

Resignation of Gilbert Santa Maria

On March 15, 2012, Gilbert Santa Maria resigned from the Company’s Board of Directors effective immediately. Mr. Santa Maria was elected to the Board in March 2011. Mr. Santa Maria’s resignation was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

See the Exhibit Index attached to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STREAM GLOBAL SERVICES, INC.

Date: March 19, 2012

	By:	/s/ Matthew A. Ebert
	Name:	Matthew A. Ebert
	Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Amendment to Employment Agreement, dated as of March 14, 2012, between Gregory Hopkins and Stream Global Services, Inc.